EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We consent to the incorporation by reference in this  Registration  Statement on
Form S-8 of Adzone Research, Inc. (formerly Executive Help Services, Inc.) of our independent auditor's report dated May 30, 2001, relating to the balance sheet of Executive Help Services, Inc. (SEC File No. 0-28717, CIK # 1102013) as of March 31, 2001 and 2000 and the related statements of operations and comprehensive income, changes in shareholders' equity and cash flows for the years ended March 31, 2001 and 2000, which report appears in the 2001 Annual Report on Form 10-KSB of Executive Help Services, Inc. filed pursuant to The Securities and Exchange Act of 1934.


                                                         /s/  S.W. HATFIELD, CPA
                                                         -----------------------
                                                         S.W. Hatfield, CPA
Dallas, Texas
December 5, 2001